EXHBIIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE               Contact:    William Avery
Monday, July 1, 2002                            (203) 661-4556
                                                bill.avery@change.com



            CHANGE TECHNOLOGY PARTNERS RECEIVES NOTICE OF TERMINATION
              OF PROPOSED MERGER WITH FRANKLIN CAPITAL CORPORATION


                  GREENWICH, CONNECTICUT, JULY 1, 2002 - Change Technology Partners, Inc. (OTC Bulletin Board: CTPI) announced today that it has received a notice of termination from Franklin Capital Corporation of their proposed merger in accordance with the Agreement and Plan of Merger dated December 4, 2001 between Change and Franklin. Bill Avery, Change's President and Chief Executive Officer, said Change is pursuing new opportunities to acquire and develop operating businesses to realize shareholder value.

                  This document contains forward-looking statements. Statements that are not historical fact, including statements about the beliefs and expectations of Change, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and Change undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Change cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Investors should evaluate any statements in light of these important factors.

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